As Filed with the Securities and Exchange Commission on November 29, 2000
                                             Registration No.
================================================================================
                  United States Securities and Exchange Commission
                               Washington, D.C.  20549
                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933


                        O'SULLIVAN INDUSTRIES HOLDINGS, INC.
               (Exact name of Registrant as specified in its charter)

               Delaware                                      43-1659062
    (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                       Identification No.)

   1900 Gulf Street, Lamar, Missouri                          64759-1899
(Address of Principal Executive Offices)                      (ZIP Code)


                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                          2000 COMMON STOCK OPTION PLAN
                              (Full Title of the Plan)


                               ROWLAND H. GEDDIE, III
                    Vice President, General Counsel and Secretary
                        O'Sullivan Industries Holdings, Inc.
                                  1900 Gulf Street
                             Lamar, Missouri  64759-1899
                       (Name and Address of Agent for Service)

                                    417-682-3322
            (Telephone number, including area code, of agent for service)

                           -------------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------
   Title of                           Proposed          Proposed
 Securities            Amount          Maximum           Maximum         Amount of
   to be                to be       offering price      aggregate      Registration
 Registered          Registered       per share 1     offering price        Fee
------------------------------------------------------------------------------------

Common Stock,
par value $0.01
per share             81,818            $1.90           $155,454.20       $36.86
------------------------------------------------------------------------------------

----------------------
       1 The registration fee was calculated in accordance with Rule 457(h)(1) upon the basis of exercise price of outstanding options.


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                                  Page 1 of 9

                                EXPLANATORY NOTES

       As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by O'Sullivan Industries Holdings, Inc. (File No. 0-28493) are incorporated in this Registration Statement on Form S-8 by reference:

       1. O'Sullivan's Annual Report on Form 10-K for the fiscal year ended June 30, 2000; and

       2. O'Sullivan's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and

       All documents subsequently filed by O'Sullivan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.      DESCRIPTION OF SECURITIES

       Under O'Sullivan's Amended and Restated Certificate of Incorporation, 2,000,000 shares of common stock, par value $0.01 per share, are authorized for issuance. The following is a description of the common stock.

       Voting Rights. Each holder of a share or shares of common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders.

       Dividend Rights. The holders of common stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of assets legally available therefor, subject to the rights of any holder of preferred stock that may from time to time be outstanding.

       Other Rights. Upon the liquidation, dissolution or winding up of O'Sullivan, the holders of shares of common stock are entitled to share pro rata in the distribution of all of O'Sullivan's assets remaining available for distribution after satisfaction of all O'Sullivan's liabilities and the payment of the liquidation preference and accrued but unpaid dividends on any preferred stock that may be outstanding. The holders of common stock have no preemptive or other subscription rights to purchase shares of stock of O'Sullivan, and there are no redemptive or sinking fund provisions applicable to the common stock.

       Valid Issuance. All of the outstanding shares of common stock have been duly authorized, validly issued, fully paid and nonassessable.

       Transfer. The common stock is transferrable on the books and records of the company. The common stock is not listed on an exchange or NASDAQ, nor is it registered under the Securities Exchange act of 1934, as amended.

Item 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable

Item 6.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Section 145 of the Delaware General Corporate Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

       Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by the director, as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

       Article X of the Amended and Restated Certificate of Incorporation of O'Sullivan Industries Holdings, Inc. provides that a director of the corporation shall not be personally liable to O'Sullivan or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of Article X by the stockholders of the corporation or otherwise shall not adversely affect any right or protection of a director of the corporation existing at the time of that repeal or modification.

       Under Article VIII of O'Sullivan's Amended and Restated Certificate of Incorporation, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding any contrary determination in the specific case and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under O'Sullivan's Amended and Restated Certificate of Incorporation. The basis of such indemnification by a court shall be a determination by the court that indemnification of the director or officer is proper in the circumstances because the person has met the applicable standards of conduct set forth in O'Sullivan's Bylaws.

      O'Sullivan maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers thereof and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers thereof and/or its subsidiaries, as the case may be.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, O'Sullivan has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by O'Sullivan of expenses incurred or paid by a director, officer or controlling person of O'Sullivan in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, O'Sullivan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable

Item 8.     EXHIBITS

      A list of exhibits required to be filed as part of this Report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

Item 9.     UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and/or

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act and that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) The undertaking regarding indemnification of officers and directors is included as part of Item 6, which is incorporated into this Item 9 by reference.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lamar, State of Missouri, on the 29th day of November, 2000.

                                    O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                                                        (Registrant)


                                    By   /s/  Richard  D. Davidson
                                              Richard D. Davidson
                                              President and
                                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

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/s/ Daniel F. O'Sullivan         Chairman of the Board       November 29, 2000
    Daniel F. O'Sullivan


/s/ Richard D. Davidson          President and
    Richard D. Davidson          Chief Executive Officer      November 29, 2000
                                 and Director
                                 (Principal Executive Officer)


/s/ Phillip J. Pacey             Senior Vice President and
    Phillip J. Pacey             Chief Financial Officer      November 29, 2000
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Stephen F. Edwards           Director                     November 29, 2000
    Stephen F. Edwards


/s/ Harold O. Rosser             Director                     November 29, 2000
    Harold O. Rosser

                                INDEX TO EXHIBITS


Exhibit No.                             Description
-----------                             -----------

         4.1 Amended and restated Certificate of Incorporation of O'Sullivan (Incorporated by reference from Exhibit 2.4(a) to Appendix A to the prospectus included in Registration Statement on Form S-1 (File No. 333-81631))

         4.2 By-laws  of  the  Company   (incorporated   by   reference   from
             Exhibit 3.2    to    Registration     Statement    on    Form S-1
             (File No. 33-72120))

         4.3 O'Sullivan 2000 Stock Option Plan (incorporated by reference from Exhibit 10.11 to Registration Statement on Form S-4 (File No. 333-31282))

         4.4 Indenture dated as of November 30, 1999, by O'Sullivan Industries, Inc., as Issuer, O'Sullivan Industries - Virginia, Inc., as Guarantor, and Norwest Bank Minnesota, National Association, as Trustee, relating to O'Sullivan Industries, Inc.'s $100,000,000 principal amount of 13.375% senior subordinated notes (incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 (File No. 0-28493))

         4.5 Stockholders Agreement dated as of November 30, 1999 among O'Sullivan Industries Holdings, Inc., Bruckmann, Rosser, Sherrill & Co. II, L.P. and the individuals executing signature pages to the agreement (incorporated by reference to Exhibit
             10.5 to Quarterly Report on Form 10-Q of O'Sullivan Holdings for the quarter ended December 31, 1999 (File No. 0-28493))

         4.6 Form of incentive stock option agreement between O'Sullivan and certain key employees (incorporated by reference to Exhibit 10.12 to Annual Report on Form 10-K for the year ended June 30, 2000 (File No. 0-28493))

           5 Opinion of Rowland H. Geddie, III

        23.1 Consent of PricewaterhouseCoopers LLP, independent accountants

        23.2 Consent  of  Rowland  H.  Geddie,   III,  counsel   (included  in
             Exhibit 5)